                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   JULY 9, 1996


                               CISCO SYSTEMS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


        California                   0-18225                     77-0059951
(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)             Identification No.)


170 West Tasman Drive, San Jose, California                        95134
(Address of principal executive offices)                         (Zip Code)


Company's telephone number, including area code:   (408) 526-4000



         (Former name or former address, if changed since last report.)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

                  (a) On July 9, 1996, the Registrant acquired StrataCom, Inc., a Delaware corporation ("StrataCom"), by the statutory merger (the "Merger") of a wholly-owned subsidiary of the Registrant, Jet Acquisition Corporation, a Delaware corporation ("Merger Sub"), with and into StrataCom. The Merger was accomplished pursuant to the Agreement and Plan of Reorganization, dated as of April 21, 1996, among the Registrant, StrataCom and Merger Sub, and a related Certificate of Merger (collectively, "Merger Agreements"). The Merger of Merger Sub with and into StrataCom occurred following the approval of the Merger Agreements by the stockholders of StrataCom at a stockholders' meeting held on July 9, 1996 and satisfaction of certain other closing conditions. As a result of the Merger, the Registrant became the owner of 100% of the issued and outstanding shares of StrataCom common stock and each outstanding share of StrataCom Common Stock was converted into 1.0 share of the Registrant's Common Stock. The terms of the Merger Agreements were the result of arm's-length negotiations among the parties.

                           A total of approximately 87,991,682 shares of the
Registrant's Common Stock will be issued to former StrataCom stockholders and optionholders in exchange for the acquisition by Merger Sub of all outstanding StrataCom capital stock and all unexpired and unexercised options to acquire StrataCom capital stock. The shares issued to StrataCom stockholders were issued pursuant to a registration statement on Form S-4, pursuant to the Securities Act of 1933, as amended, which became effective as of June 7, 1996. StrataCom options to purchase StrataCom Common Stock were assumed by the Registrant and remain outstanding as options to purchase shares of the Registrant's Common Stock.

                  (b) StrataCom supplies frame relay and ATM switching equipment to private enterprises and telecommunications service providers, enabling these providers to offer frame relay and ATM services. StrataCom markets a line of communications switches and network access devices that support both narrowband and broadband communications. These products integrate multimedia communications over high-speed transmission facilities, allowing users to build WANs while maximizing network reliability through features including: automatic redundancy for critical components; remote access and diagnosis; and automatic alternate routing around link failures. The Registrant intends to continue such business.


                                       2.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  (a) Financial Statements of Business Acquired. The following documents and information previously filed with the Securities and Exchange Commission by StrataCom are hereby incorporated by reference:

                           (1) StrataCom's Annual Report on Form 10-K for the
fiscal years ended December 31, 1994 and 1995, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                           (2) StrataCom's Quarterly Report on Form 10-Q for the
fiscal quarter ended March 30, 1996, file pursuant to Section 13(a) of the Exchange Act.


                                       3.

                  (b) Pro Forma Financial Information.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS



The following unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Cisco and StrataCom, including the notes thereto, incorporated herein by reference.

The unaudited pro forma condensed combined financial statements assume a business combination between Cisco and StrataCom accounted for on a pooling-of-interests basis and are based on each company's respective historical consolidated financial statements and notes thereto, which are incorporated herein by reference. The pro forma condensed combined balance sheet combines Cisco's consolidated condensed balance sheet as of April 28, 1996 with StrataCom's consolidated condensed balance sheet as of March 31, 1996, giving effect to the Merger as if it had occurred on April 28, 1996. The unaudited pro forma condensed combined statements of operations combine Cisco's historical results for the nine months ended April 30, 1995 and April 28, 1996 and the years ended July 25, 1993, July 31, 1994 and July 30, 1995 with StrataCom's historical results for the nine months ended March 31, 1995 and 1996 and the twelve months ended July 2, 1993, July 1, 1994 and July 1, 1995, respectively, giving effect to the Merger as if it had occurred at the beginning of the earliest period presented.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position.



                                       4.

                               CISCO SYSTEMS, INC.
                               AND STRATACOM, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 APRIL 28, 1996
                             (AMOUNTS IN THOUSANDS)


                                                            CISCO                            PRO FORMA
                                                        SYSTEMS, INC.    STRATACOM, INC.      COMBINED
                                                        -------------    ---------------     ---------
 ASSETS                                                 APRIL 28,1996    MARCH 30, 1996
 Current Assets:
         Cash and equivalents                           $   188,583       $    86,870       $   275,453
         Short-term investments                             479,503            45,250           524,753
         Accounts receivable                                529,687            65,893           595,580
         Inventories                                        313,855            10,979           324,834
         Deferred income taxes                               65,279            24,799            90,078
         Prepaid expenses and other current assets           61,292                 0            61,292
                                                        -----------       -----------       -----------
                  Total current assets                    1,638,199           233,791         1,871,990

         Investments                                        758,753            35,121           793,874
         Restricted investments                             211,594                             211,594
         Property and equipment, net                        229,604            46,867           276,471
         Other assets                                        55,527             8,186            63,713
                                                        -----------       -----------       -----------
                  Total assets                          $ 2,893,677       $   323,965       $ 3,217,642
                                                        ===========       ===========       ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
         Accounts payable                               $   164,368       $    12,449       $   176,817
         Income taxes payable                               128,315             8,911           137,226
         Accrued payroll and related expenses               160,167             9,682           169,849
         Other accrued liabilities                          204,221            27,126           246,347
                                                        -----------       -----------       -----------
                  Total current liabilities                 657,071            58,168           730,239

Other long-term liabilites                                                      1,557             1,557
Minority interest                                            41,253                              41,253

Stockholders' equity:
         Common stock                                       610,738           185,025           795,763
         Retained Earnings                                1,420,311            79,144         1,484,455
         Unrealized gains on marketable securities          168,337                71           168,408
         Cumulative translation adjustments                  (4,033)                             (4,033)
                                                        -----------       -----------       -----------
                  Total stockholder's equity              2,195,353           264,240         2,444,593
                                                        -----------       -----------       -----------
                  Total liabilities and
                       stockholders' equity             $ 2,893,677       $   323,965       $ 3,217,642
                                                        ===========       ===========       ===========

See accompanying notes to unaudited pro forma condensed combined financial statements.


                                       5.

                               CISCO SYSTEMS, INC
                               AND STRATACOM, INC.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                   NINE MONTHS ENDED APRIL 30, 1996 AND 1995
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               CISCO SYSTEMS, INC.           STRATACOM, INC.           PRO FORMA COMBINED
                                            ------------------------    ------------------------    ------------------------
                                               1996          1995          1996          1995          1996          1995
                                               ----          ----          ----          ----          ----          ----
Net sales                                   $2,521,820    $1,357,732    $  282,037    $  173,707    $2,803,857    $1,531,439
Cost of sales                                  850,782       441,695       106,429        68,000       957,211       509,695
                                            ----------    ----------    ----------    ----------    ----------    ----------
     Gross Margin                            1,671,038       916,037       175,608       105,707     1,846,646     1,021,744

Expenses:
     Research and Development                  225,404       112,158        49,703        31,799       275,107       143,957
     Sales and Marketing                       445,723       235,644        51,005        31,342       496,728       266,986
     General and administrative                 89,448        51,612         8,429         6,084        97,877        57,696
     Purchased research and development              0        95,760             0             0             0        95,760
                                            ----------    ----------    ----------    ----------    ----------    ----------
           Total operating expenses            760,575       495,174       109,137        69,225       869,712       564,399

Operating income                               910,463       420,863        66,471        36,482       976,934       457,345
Interest and other income, net                  41,180        26,371         3,996         2,521        45,176        28,892
                                            ----------    ----------    ----------    ----------    ----------    ----------
Income before provision for income taxes       951,643       447,234        70,467        39,003     1,022,110       486,237
Provision for income taxes                     356,866       169,949        25,925        13,885       385,337       185,072
                                            ----------    ----------    ----------    ----------    ----------    ----------
Net income                                  $  594,777    $  277,285    $   44,542    $   25,118    $  636,773    $  301,165
                                            ==========    ==========    ==========    ==========    ==========    ==========


Net income per common share                 $     1.02    $     0.50    $     0.55    $     0.33    $     0.96    $     0.48
                                            ==========    ==========    ==========    ==========    ==========    ==========

Shares used in per share calculation           583,575       551,437        80,773        75,022       664,348       626,459
                                            ==========    ==========    ==========    ==========    ==========    ==========

See accompanying notes to unaudited pro forma condensed combined financial statements.


                                       6.

                               CISCO SYSTEMS, INC
                               AND STRATACOM, INC.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                    YEARS ENDED JULY 31, 1995, 1994 AND 1993
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      CISCO SYSTEMS, INC.                         STRATACOM, INC.
                                            --------------------------------------    --------------------------------------
                                               1995          1994          1993          1995          1994          1993
                                               ----          ----          ----          ----          ----          ----
Net sales                                   $1,978,916    $1,242,975    $  649,035    $  253,736    $   91,461    $   65,498
Cost of sales                                  644,152       412,824       210,528        98,708        37,767        28,542
                                            ----------    ----------    ----------    ----------    ----------    ----------
     Gross Margin                            1,334,764       830,151       438,507       155,028        53,694        36,956

Expenses:
     Research and Development                  164,819        88,753        44,254        45,996        17,927        13,248
     Sales and Marketing                       354,722       205,797       109,717        45,261        19,714        14,435
     General and administrative                 76,524        47,485        20,965         8,747         3,999         2,884
     Purchased research and development         95,760             0             0             0             0             0
                                            ----------    ----------    ----------    ----------    ----------    ----------
           Total operating expenses            691,825       342,035       174,936       100,004        41,640        30,567

Operating income                               642,939       488,116       263,571        55,024        12,054         6,389
Interest and other income, net                  36,107        21,377        11,557         3,907           953         1,052
                                            ----------    ----------    ----------    ----------    ----------    ----------
Income before provision for income taxes       679,046       509,493       275,128        58,931        13,007         7,441
Provision for income taxes                     258,038       194,626       103,173        21,058         3,189           954
                                            ----------    ----------    ----------    ----------    ----------    ----------
Net income                                  $  421,008    $  314,867    $  171,955    $   37,873    $    9,818    $    6,487
                                            ==========    ==========    ==========    ==========    ==========    ==========


Net income per common share                 $     0.76    $     0.59    $     0.33    $     0.50    $     0.15    $     0.10
                                            ==========    ==========    ==========    ==========    ==========    ==========

Shares used in per share calculation           554,596       530,102       516,266        76,115        66,437        64,357
                                            ==========    ==========    ==========    ==========    ==========    ==========


                                                     PRO FORMA COMBINED
                                            --------------------------------------
                                               1995          1994          1993
                                               ----          ----          ----
Net sales                                   $2,232,652    $1,334,436    $  714,533
Cost of sales                                  742,860       450,591       239,070
                                            ----------    ----------    ----------
     Gross Margin                            1,489,792       883,845       475,463

Expenses:
     Research and Development                  210,815       106,680        57,502
     Sales and Marketing                       399,983       225,511       124,152
     General and administrative                 85,271        51,484        23,849
     Purchased research and development         95,760             0             0
                                            ----------    ----------    ----------
           Total operating expenses            791,829       383,675       205,503

Operating income                               697,963       500,170       269,960
Interest and other income, net                  40,014        22,330        12,609
                                            ----------    ----------    ----------
Income before provision for income taxes       737,977       522,500       282,569
Provision for income taxes                     281,488       199,519       106,368
                                            ----------    ----------    ----------
Net income                                  $  456,489    $  322,981    $  176,201
                                            ==========    ==========    ==========


Net income per common share                 $     0.72    $     0.54    $     0.30
                                            ==========    ==========    ==========

Shares used in per share calculation           630,711       596,539       580,623
                                            ==========    ==========    ==========


                                       7.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS


NOTE 1. BASIS OF PRESENTATION

The unaudited pro forma condensed combined statements of operations combine the historical statements of operations of Cisco for the nine months ended April 30, 1995, and April 28, 1996, and the years ended July 25, 1993, July 31, 1994, and July 30, 1995 with the historical statements of operations of StrataCom for the nine months ended March 31, 1995 and 1996 and the twelve months ended July 2, 1993, July 1, 1994, and July 1, 1995, respectively.

No adjustments have been made in these pro forma financial statements to conform the accounting policies of the combining companies. The nature and extent of such adjustments, if any, are not expected to be significant.


NOTE 2. PRO FORMA NET INCOME PER SHARE

The number of Cisco common shares which will be issued in exchange for the outstanding shares of StrataCom's common stock is based on the final exchange ratio. The exchange ratio will be determined by using the formula of 50 divided by the average daily close of Cisco's shares for the 15 trading days immediately preceding (and including) the fifth trading day prior to StrataCom's stockholders meeting except that the final exchange ratio will be restricted to the range of 1 to 1.2195 shares of Cisco common stock for each share of StrataCom common stock. An assumed exchange ratio of 1.0 was used in preparing the pro forma combined financial data and the following table which provides the pro forma number of shares to be issued in connection with the Merger:

        StrataCom common stock outstanding as of March 31, 1996............   75,827,424
                                                                             -----------
        Common exchange ratio..............................................            1
                                                                             -----------
        Number of Cisco shares exchanged for StrataCom common stock........   75,827,424
        Total number of Cisco common shares as of April 28, 1996...........  569,335,265
                                                                             -----------
        Number of Cisco common shares outstanding after completion of the Merger........................................................  645,162,689
                                                                             ===========

The pro forma combined net income per share is based on the combined weighted average number of common and dilutive common equivalent common shares of Cisco and StrataCom and assumes a Common Exchange Ratio as of April 28, 1996 of one share of Cisco common stock for each outstanding share of StrataCom common stock. The actual number of shares of Cisco common stock to be exchanged for all of the outstanding StrataCom common stock will be determined at the Effective Time.

Share and per share information applicable to prior periods for Cisco have been restated to reflect a two-for-one stock split which was effective on February 16, 1996.


                                       8.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                       FINANCIAL STATEMENTS - (continued)


NOTE 3. MERGER-RELATED EXPENSES

Cisco and StrataCom estimate that they will incur merger-related expenses, consisting primarily of transaction costs for investment bankers fees, attorneys, accountants, financial printing and other related charges, of approximately $15.0 million. This estimate is preliminary and is therefore subject to change. These nonrecurring expenses will be charged to operations as incurred.

The pro forma condensed combined balance sheet gives effect to such expenses as if they had been incurred as of April 28, 1996, but the pro forma combined condensed statements of operations do not give effect to such expenses.


NOTE 4.  PRO FORMA ADJUSTMENTS

StrataCom has previously provided valuation allowances for StrataCom's net deferred tax assets related primarily to loss carryforwards generated in the period since its inception until 1991. Cisco has determined that estimated combined taxable income is sufficient to conclude that such net deferred tax assets would be realized.

Since Cisco plans to file consolidated tax returns which will include StrataCom's operations subsequent to the Effective Time, pro forma adjustments have been made to eliminate the impact of the reversal of valuation allowances realized in the historical financial statements of StrataCom in the nine month periods ended March 31, 1995 and 1996 and the 12 month periods ended July 2, 1993, July 1, 1994, and July 1, 1995.

As a result, the pro forma combined condensed financial statements include pro forma adjustments which increase income tax expense by $1,238,000, $2,546,000, $2,241,000, $1,704,000 and $2,392,000 for the nine months ended April 30, 1995 and April 28, 1996 and the years ended July 25, 1993, July 31, 1994 and July 30, 1995, respectively.


                                       9.

                  (c) Exhibits:


                  Exhibit
                  Number
                  -------
                  2.1(1)      Agreement and Plan of Reorganization, dated as of
                              April 21, 1996, by and among the Registrant, Jet
                              Acquisition Corporation and StrataCom, Inc.

                  2.2         Certificate of Merger between Jet Acquisition
                              Corporation and StrataCom, Inc. as filed with the Delaware Secretary of State on July 9, 1996.

                  ----------------------
                  (1) Incorporated by reference to Exhibit 2.1 to the Registrant's Registration Statement on Form S-4 (file no. 333-05447) filed with the Securities and Exchange Commission on June 7, 1996.


                                      10.

                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CISCO SYSTEMS, INC.



Dated:  July 18, 1996              By: /s/  Larry R. Carter
                                       ----------------------------------------
                                       Larry R. Carter, Vice President, Finance
                                       and Administration, Chief Financial
                                       Officer and Secretary




                          [SIGNATURE PAGE TO FORM 8-K]


                                      11.

                                  EXHIBIT INDEX

                             DESCRIPTION OF DOCUMENT

Exhibit
Number
- -------
2.1(1)   Agreement and Plan of Reorganization, dated as of April 21, 1996, by and among the Registrant, Jet Acquisition Corporation and StrataCom,
         Inc.

2.2      Certificate of Merger between Jet Acquisition Corporation and
         StrataCom, Inc. as filed with the Delaware Secretary of State on July
         9, 1996.

- ----------------------
(1) Incorporated by reference to Exhibit 2.1 to the Registrant's Registration Statement on Form S-4 (file no. 333-05447) filed with the Securities and Exchange Commission on June 7, 1996.